EXHIBIT 23(b):

Consent of Independent Auditor

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 (fax)

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated April 12, 2004, accompanying the financial statements of Humedisoft Corporation on Form SB-2 for the period of August 29, 2003 (inception date) through December 31, 2003.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Humedisoft Corporation on Form SB-2.

/s/Beckstead and Watts, LLP

May 12, 2004